                                                                   Exhibit 10.17

     Councilman Aubert offered the following resolution, which was seconded by Councilman Patin:

                                RESOLUTION 98-3
                           ST. JAMES PARISH COUNCIL
                           ------------------------

         A RESOLUTION CONSENTING TO TRANSFER OF FRANCHISE RIGHTS (CABLE TV) FROM TWI CABLE, INC., TO RENAISSANCE MEDIA HOLDINGS, LLC, AND PROVIDING FOR OTHER MATTERS IN CONNECTION THEREWITH

     WHEREAS, by Ordinance No. 96-19, adopted November 20, 1996, the Parish of St. James, Louisiana ("Franchising Authority") granted a cable communications franchise (the "Franchise") to Cablevision Industries of Louisiana Partnership ("Franchisee"); and,

     WHEREAS, TWI Cable, Inc., the ultimate parent entity of Franchisee, has negotiated an asset purchase agreement (the "Agreement") with Renaissance Media Holdings LLC ("Holdings"), pursuant to which Franchisee will transfer to Renaissance Media LLC, an affiliate of Holdings ("Renaissance"), substantially all of the assets of its cable television system serving the Franchising Authority (the "System"), including its rights under the Franchise; and,

     WHEREAS, Franchisees and Renaissance have filed a Form 394 (the "Transfer Application"); and,

     WHEREAS, the Franchise requires that Franchising Authority grant its consent to an assignment of the Franchise by Franchisee, which consent shall not be unreasonably withheld; and,

     WHEREAS, Franchisee and Renaissance have requested that Franchising Authority consent to the assignment and transfer of the Franchise by Franchisee to Renaissance; and,

     WHEREAS, Franchising Authority has reviewed the Transfer Application, examined the legal, financial, and technical qualifications of Renaissance, followed all required procedures to consider and act upon the Transfer Application, and considered the comments of all interested parties; and,

     WHEREAS, the Franchise is in full force and effect without default thereunder by Franchisee as of the date hereof in accordance with its terms and conditions as set forth therein, and Renaissance has agreed to comply with the Franchise and applicable law from and after the completion of the transfer; and,

     WHEREAS, Renaissance will need to grant one or more security interests and/or liens in or upon the Franchise and the System from time to time on or after the closing date of the transfer in order to secure the present and future indebtedness of Renaissance:

     NOW, THEREFORE, BE IT RESOLVED, by the St. James Parish Council that:

     1. Franchising Authority acknowledges that it has received a complete Transfer Application.

     2. Franchising Authority does hereby consent to the transfer of the Franchise and all of Franchisee's rights, powers, and privileges under the Franchise from Franchisee to Renaissance.

     3. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the consummation of the transfer of the assets of the System by Franchise to Renaissance, at which time Franchising Authority shall automatically release Franchisee and its predecessors from all obligations and liabilities under the Franchise that relate to periods from and after such date Notice of the date of such consummation shall be given to Franchising Authority.

     4. Franchising Authority hereby consents to a transfer of the Franchise of control related thereto to any entity controlling, controlled by, or under common control with Renaissance.

     5. Renaissance is authorized to pledge, mortgage, transfer in trust and otherwise hypothecate the property and assets used or held for use in connection with the ownership and operation of the System, including the Franchise, and the parties owning or controlling Renaissance are authorized to pledge, mortgage, transfer in trust and otherwise hypothecate their equity interest in Renaissance as collateral security for such loans and financing (or for guarantees of such loans and financing) as may be incurred or assumed by Renaissance from time to time in connection with the ownership and operation of the System.

     6. Franchising Authority hereby confirms that, to its knowledge: (a) the Franchise is currently in full force and effect and expires on January 1, 2009; (b) Franchisee is currently the valid holder and authorized grantee of the Franchise; (c) Franchisee is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists that would constitute a default under the Franchise or that would permit Franchising Authority to revoke or terminate the Franchise. subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Renaissance has been duly and validly taken.

     This resolution having been submitted to a vote, the vote thereon was as follows:

           YEAS: Elwyn Bocz, Timothy Roussel, Ralph Patin, Jr., Oliver Cooper,
                 Sr., Elton Aubert, James Brazen, and Eric Poche

           NAYS: None

         ABSENT: None

     And the resolution was declared adopted on this, the 21st day of January, 1998.

                               /s/ Eric J. Poche
                       ---------------------------------
                               Council Chairman

                          /s/ Gerard J. Schexnayder
                       ---------------------------------
                                   Secretary

                 Delivered to Parish President: 1/23/98
                                               ---------
                                      Approved: 1/26/98
                                               ---------
                                   Disapproved:
                                               ---------


                           [SIGNATURE APPEARS HERE]
                       ---------------------------------
                               Parish President

                 Returned to Secretary on
                                         ---------------

                 AT      AM/PM
                   ------

                 Received by
                            ----------------------------

                                  * * * * *

                                  CERTIFICATE
                                  -----------

     I, Gerard J. Schexnayder, Secretary of the Council of the Parish of St. James, State of Louisiana, hereby certify, that the foregoing is a true and correct copy of a resolution adopted by the St. James Parish Council in regular meeting held on the 21st day of January, 1998.

     Signed at Vacherie, Louisiana, this 21st day of January, 1995.


                                        /s/ Gerard J. Schexnayder
                                        ----------------------------------
                                        Gerard J. Schexnayder
                                        Secretary

(SEAL)